                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

       NAME                        JURISDICTION OF INCORPORATION
       ----                        -----------------------------
       MapInfo Limited                       England
       MapInfo GmbH                          Germany
       MapInfo Australia Pty Ltd.            Australia
       MapInfo Canada Inc.                   Canada